UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 9, 2009

AMERIRESOURCE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20033	84-1084784
(Commission File Number)	(IRS Employer Identification Number)

3440 E. Russell Road, Suite 217, Las Vegas, Nevada 89120
(Address of Principal Executive Offices)              (Zip Code)

(702) 214-4249
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

AmeriResource Technologies Inc., transferred 140,000 restricted shares of its Series F Preferred Stock to GoJoe, Incorporated, a Utah Corporation in March of 2009.  The Property transferred by GoJoe to an assignee of AmeriResource is described as follows:  all software and software copyrights of Atto Solutions, LLC, all equipment, inventory, fixtures, furnishings, personal property, intangible property, computers, software, and documents and as made subject to the court orders in Case No.. 080403306 from the Fourth Judicial District Court in and for Utah County, State of Utah, entitled, GoJoe Incorporated v. Atto Solutions, LLC and Kevin Cannon.  The transfer of the shares will be handled as a private sale exempt from registration under Rule 506 of Regulation D and the Securities Act of 1933.

AmeriResource entered into an agreement with Nexia Holdings, Inc., a Utah corporation, whereby Nexia transferred to AmeriResource 100,000 shares of Series C Preferred Stock of Nexia to AmeriResource and AmeriResource transferred to Nexia 103,100 shares of its Series F Preferred Stock to Nexia in February of 2009.  The transfer of the shares was handled as a private sale exempt from registration under Rule 506 of Regulation D and the Securities Act of 1933.

ITEM 8.01	OTHER EVENTS

The Company filed on June 30, 2009 with the Securities and Exchange Commission a letter formally withdrawing its Preliminary 14c Information Statement filed on March 11, 2009 with the Securities and Exchange Commission.

Conversions and the subsequent issuances of common stock, from debt, debentures or preferred stock resulted in the issuance of 2,651,000,000 shares of AmeriResource common stock subsequent to September 30, 2008 through July 8, 2009.

The total number of issued and outstanding shares of common stock of AmeriResource Technologies, Inc. as of July 9, 2009, is 9,496,274,433.  Issuances since September 30, 2008 have included shares issued pursuant to the company’s S-8 Registration Statement and the conversion of debt and or preferred stock into common stock.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 9th day of July 2009.

AmeriResource Technologies, Inc.

By:	/s/ Delmar Janovec
Delmar Janovec, President